SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              July 27, 2004
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                                 OSTEOTECH, INC.
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             (Exact name of registrant as specified in its charter)

        Delaware                       0-19278                  13-3357370
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(State or other jurisdiction   (Commission file Number) (IRS Identification No.)
 of incorporation)

                 51 James Way, Eatontown, New Jersey                 07724
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               (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code        (732) 542-2800
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(Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure

Osteotech, Inc. announced today that revenues in the three months and six months ended June 30, 2004 were $22,225,000 and $46,002,000, respectively, as compared to $24,792,000 and $47,271,000, respectively, for the same periods of 2003. This decline in revenues is mainly attributable to lower unit volume in the Company's domestic Grafton(R) DBM and Graftech(R) Bio-implant product lines as a result of aggressive marketing and sales programs from competitive companies, which our marketing and sales initiatives have, to date, been unable to neutralize. Domestic revenues in the three months and six months ended June 30, 2004 were $19,446,000 and $40,365,000, respectively, as compared to $22,492,000 and
$43,183,000, respectively, in the three months and six months ended June 30, 2003. International revenues increased 21% and 38% to $2,779,000 and $5,637,000, respectively, in the three months and six months ended June 30, 2004 as compared to $2,300,000, and $4,088,000, respectively, in the same periods of 2003.

The Company incurred a net loss of $427,000, or $.02 diluted net loss per share in the three months ended June 30, 2004, as compared to net income of $2,742,000 or $.15 diluted net income per share in the three months ended June 30, 2003. This year's net loss is primarily due to the decline in gross profit margins, which were impacted by lower net revenues, product mix, and increased per unit processing costs as a result of the decline in unit sales volume and other inventory management initiatives. In the six months ended June 30, 2004, the Company incurred a net loss of $1,682,000 or $.10 diluted net loss per share, including a charge of $1,589,000 or $.09 diluted net loss per share, after provision for income taxes, for costs associated with the Company's exit from the metal spinal implant business and reorganization of its sales and marketing functions. In the six months ended June 30, 2003, the Company reported net income of $3,923,000 or $.22 diluted net income per share.

Revenues in the DBM Segment declined to $10,862,000 and $22,295,000, respectively, in the three months and six months ended June 30, 2004 as compared to $12,263,000 and $23,632,000, respectively, in the same periods last year. Domestic DBM revenues declined to $9,174,000 and $18,883,000, respectively, in the three months and six months ended June 30, 2004 as compared to $10,911,000 and $21,274,000, respectively, in the same periods of last year because of competitive pressures. International Grafton(R) DBM revenues increased 25% and 45%, respectively, to $1,688,000 and $3,412,000, respectively, in the three months and six months ended June 30, 2004 as compared to $1,352,000 and $2,358,000, respectively, in the three months and six months ended June 30, 2003.

The DBM Segment operating income declined to $121,000 and $1,241,000, respectively, in the three months and six months ended June 30, 2004 as compared to $4,392,000 and $7,657,000, respectively, in the same periods of 2003. These declines are attributable to the decline in domestic revenue, a corresponding decline in gross profit margins and an increase in operating expenses associated with programs aimed at stabilizing and growing Segment revenues.

Revenues in the Base Tissue Segment declined to $10,291,000 in the three months ended June 30, 2004 as compared to $10,959,000 in the three months ended June 30, 2003 and were $21,051,000 in the six months ended June 30, 2004 or essentially flat with the six months ended June 30, 2003 revenues of $20,912,000. The second quarter decline in revenues is primarily due to the competitive pressures mentioned earlier.

The Base Tissue Segment incurred an operating loss of $722,000 and $1,064,000, respectively, in the three months and six months ended June 30, 2004 as compared to operating income of $1,703,000 and $1,882,000 in the same respective periods of 2003. This year's operating losses are due primarily to the decline in revenues, lower gross profit margins and the increase in operating expenses associated with programs to restore the Segment's revenues to growth.

Other revenues, consisting primarily of metal spinal implants and bovine tissue, declined to $1,072,000 and $2,656,000, respectively, in the three months and six months ended June 30, 2004 as compared to $1,570,000 and $2,727,000, respectively, in the same periods of 2003. These declines in revenue are directly associated with the Company's announcement in March, 2004, that it would exit the metal spinal implant business effective June 30, 2004.

We incurred operating losses on other revenues of $307,000 and $2,809,000, respectively, for the three months and six months ended June 30, 2004 as compared to operating losses of $1,437,000 and $2,510,000, respectively, in the same periods of last year. The operating loss for the six months ended June 30, 2004 includes a charge of $1,998,000 associated with the exit from the metal spinal implant business.

Mr. Bauer will host a conference call on July 27, 2004 at 9:00 AM Eastern to discuss second quarter results. You are invited to listen to the conference call by dialing (706) 634-5453. The conference will also be simultaneously Web Cast at http://www.osteotech.com. Automated playback will be available from 2:00 PM Eastern, July 27, 2004, through 11:59 PM, August 3, 2004, by dialing (706) 645-9291 and indicating access code 8921939.

Certain statements made throughout this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the marketplace, the continued acceptance and growth of current products and services, the impact of competitive products and services and the degree of success of the Company's marketing and sales programs against the competitions' programs, products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2003 and the Form 10-Q for the first quarter of 2004) filed with the Securities and Exchange Commission. All information in this press release is as of July 27, 2004 and the Company undertakes no duty to update this information

Osteotech, Inc, headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech, this press release or the conference call, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.

Item 12. Results of Operations and Financial Condition.

On July 27, 2004 Osteotech, Inc., issued a press release announcing its second quarter 2004 revenues and net income. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished herewith pursuant to Item 12 of this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2004

                                               OSTEOTECH, INC.
                                               (Registrant)

                                           By: /s/ MICHAEL J. JEFFRIES
                                               ---------------------------------
                                               Michael J. Jeffries
                                               Executive Vice President,
                                               Chief Financial Officer
                                               (Principal Financial Officer
                                               and Principal Accounting Officer)